Sub-Item 77I

Terms of new or amended securities

STRATEGIC FUNDS, Inc.

Global Stock Fund

During the six-month period ended November 30, 2014, the Board of Directors of Strategic Funds, Inc., on behalf of Global Stock Fund (the "Fund"), approved amendments to the plan adopted by the Fund pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended.  The amendments, effective October 1, 2014, provide that shares of Class A, Class C, Class I or Class Y of the Fund may be converted into shares of another class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new class of shares of the Fund.  Shares subject to a contingent deferred sales charge at the time of the requested conversion are not eligible for conversion.

Sub-Item 77I

Terms of new or amended securities

STRATEGIC FUNDS, Inc.

International Stock Fund

During the six-month period ended November 30, 2014, the Board of Directors of Strategic Funds, Inc., on behalf of International Stock Fund (the "Fund"), approved amendments to the plan adopted by the Fund pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended.  The amendments, effective October 1, 2014, provide that shares of Class A, Class C, Class I or Class Y of the Fund may be converted into shares of another class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new class of shares of the Fund.  Shares subject to a contingent deferred sales charge at the time of the requested conversion are not eligible for conversion.

Sub-Item 77I

Terms of new or amended securities

STRATEGIC FUNDS, Inc.

Dreyfus U.S. Equity Fund

During the six-month period ended November 30, 2014, the Board of Directors of Strategic Funds, Inc., on behalf of Dreyfus U.S. Equity Fund (the "Fund"), approved amendments to the plan adopted by the Fund pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended.  The amendments, effective October 1, 2014, provide that shares of Class A, Class C, Class I or Class Y of the Fund may be converted into shares of another class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new class of shares of the Fund.  Shares subject to a contingent deferred sales charge at the time of the requested conversion are not eligible for conversion.

NY 75511802v1

Sub-Item 77I

Terms of new or amended securities

STRATEGIC FUNDS, Inc.

Dreyfus Select Managers Small Cap Value Fund

During the six-month period ended November 30, 2014, the Board of Directors of Strategic Funds, Inc., on behalf of Dreyfus Select Managers Small Cap Value Fund (the "Fund"), approved amendments to the plan adopted by the Fund pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended.  The amendments, effective October 1, 2014, provide that shares of Class A, Class C, Class I or Class Y of the Fund may be converted into shares of another class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new class of shares of the Fund.  Shares subject to a contingent deferred sales charge at the time of the requested conversion are not eligible for conversion.